Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2009

Drives strong margin performance through expense controls

Looks to expand portfolio size and quality through disciplined acquisitions

Maintains substantial cash balance

SAN CLEMENTE, CA – February 23, 2010 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the fourth quarter and year ended December 31, 2009.

RevPAR and hotel EBITDA margin information presented reflect the 29 hotel portfolio on a pro forma basis. The 29 hotel portfolio excludes the W San Diego which was conveyed to a receiver in September 2009, the Renaissance Westchester, which was conveyed to a receiver in December 2009, and the Marriott Ontario Airport and eight of the 11 hotels securing the Company’s non-recourse loan with Massachusetts Mutual Life Insurance Company (the “Mass Mutual eight hotels”), which are in the process of being conveyed to receivers.

Fourth Quarter 2009 Operational Results:

•	Total revenue was $192.6 million.

•	Pro forma RevPAR was $97.31.

•	Loss attributable to common stockholders was $133.2 million.

•	Loss attributable to common stockholders per diluted share was $1.45.

•	Adjusted EBITDA was $44.8 million.

•	Adjusted FFO available to common stockholders was $16.2 million.

•	Adjusted FFO available to common stockholders per diluted share was $0.18.

•	Pro forma hotel EBITDA margin was 23.8%.

Full Year 2009 Operational Results:

•	Total revenue was $717.8 million.

•	Pro forma RevPAR was $102.09.

•	Loss attributable to common stockholders was $290.8 million.

•	Loss attributable to common stockholders per diluted share was $4.17.

•	Adjusted EBITDA was $168.6 million.

•	Adjusted FFO available to common stockholders was $47.3 million.

•	Adjusted FFO available to common stockholders per diluted share was $0.68.

•	Pro forma hotel EBITDA margin was 24.8%.

Art Buser, President and Chief Executive Officer, stated, “2009 was a transformational year for Sunstone. During 2009, to establish a strong foundation for future growth and stability, we took a number of critical steps to improve our liquidity and capital structure. During the year we retooled our hotel and corporate operations, creating a new, more efficient operating model. At the same time, we refined our portfolio by divesting of 14 non-core hotels. We took advantage of a dislocated credit market by opportunistically repurchasing a significant portion of our debt at a discount to par, and we enhanced our balance sheet by eliminating significant near-term debt maturities while meaningfully increasing our equity base. In spite of the turbulent conditions, we reflect back on the year with a sense of accomplishment and, more importantly, we look ahead with confidence and optimism. With almost $400 million of cash on hand, we have more than double the cash required to repay our debt maturing over the next five years, and we are well positioned for acquisition opportunities.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2009	2008	% Change		2009	2008	% Change
Total Revenue	$192.6	$235.1	(18.1)%		$717.8	$881.5	(18.6)%
Pro forma RevPAR (1)	$97.31	$112.89	(13.8)%		$102.09	$124.85	(18.2)%
Pro forma hotel EBITDA margin (1)	23.8%	28.4%	(460	) bps	24.8%	29.5%	(470	) bps

Income available (loss attributable) to common stockholders	$(133.2)	$(12.5)			$(290.8)	$49.5
Income available (loss attributable) to common stockholders per diluted share	$(1.45)	$(0.26)			$(4.17)	$0.92
EBITDA	$(75.9)	$50.3			$(51.3)	$304.2
Adjusted EBITDA	$44.8	$70.0			$168.6	$285.1
FFO available to common stockholders	$(106.4)	$35.6			$(162.1)	$154.7
Adjusted FFO available to common stockholders	$16.2	$38.5			$47.3	$157.6
FFO available to common stockholders per diluted share (2)	$(1.15)	$0.68			$(2.32)	$2.68
Adjusted FFO available to common stockholders per diluted share (2)	$0.18	$0.74			$0.68	$2.73

(1)	Includes the 29 hotels we owned as of December 31, 2009, excluding the Marriott Ontario Airport and the Mass Mutual eight hotels reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego and the Renaissance Westchester reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Reflects Series C convertible preferred stock on an “as-converted” basis if such treatment is dilutive.

The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Disclosure regarding the non-GAAP financial measures in this release is included on pages 4 and 5. Disclosure regarding the Pro forma hotel EBITDA Margin is included on page 5 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9, 10 and 11 of this release.

Acquisitions

The Company continues to analyze a variety of investment opportunities aimed at enhancing its portfolio quality and growth prospects. The Company expects to see an increasing number of discount acquisition opportunities over the next three years as the number of hotels facing mortgage maturity defaults – and which consequently may face inadvertent changes in ownership – will continue to increase through the end of 2012. As the lodging industry is in the early stage of this credit-driven acquisitions opportunity, seller price expectations currently remain relatively high. The Company believes that the optimal conditions for discount hotel acquisitions may not fully develop until the volume of maturity defaults begins to crest later in 2010 and into 2011. During the early stage of this opportunity, the Company is exploring alternative structured investments, such as hotel debt or portfolio transactions, which may ultimately lead to opportunities to acquire quality hotel assets at meaningful discounts to warranted value.

Independent Hotel Management RFP

During December 2009, the Company issued a request for proposal (“RFP”) to hotel management companies interested in managing certain of its hotels currently managed by Sunstone Hotel Properties, Inc., a division of Interstate Hotels & Resorts, Inc. The purpose of the RFP is to ensure that the Company has the most highly qualified management companies operating its hotels in order to consistently deliver best in class results. The Company anticipates completing the RFP process during the first half of 2010.

Balance Sheet/Liquidity Update

Ken Cruse, Chief Financial Officer stated, “During 2009 we executed on a comprehensive, well-timed finance plan designed to improve our credit profile and financial flexibility, reduce our debt levels and enhance our corporate liquidity. We accomplished all of these objectives. As a result, we finished the year with a substantial equity base, significant excess cash, and just $180.8 million of debt maturities through 2014. We are very well positioned to capitalize on growth opportunities going forward.”

As of December 31, 2009, the Company had approximately $397.8 million of cash and cash equivalents, including restricted cash of $39.1 million. The Company intends to use a portion of its higher than historical cash balance for acquisition opportunities.

On December 31, 2009, total assets were $2.5 billion, including $1.9 billion of net investments in hotel properties, total debt, excluding debt in the Company’s secured debt restructuring program, was $1.1 billion and stockholders’ equity was $0.9 billion.

The Company continues to negotiate with Mass Mutual regarding the resolution of the 11 hotels comprising the collateral pool for a $246.0 million mortgage loan. The Company has offered to make a partial payment on the mortgage loan in an effort to secure the release of three of the 11 hotels: Courtyard by Marriott Los Angeles, Kahler Inn & Suites Rochester and Marriott Rochester, representing a total of 653 rooms. Accordingly, the Company has included these three hotels in operations held for investment. If the Company and Mass Mutual reach agreement on this proposal, the Company has offered to deed back the remaining eight hotels to Mass Mutual in satisfaction of the debt balance that will remain after the payment of the release price. If the Company and Mass Mutual are unable to reach agreement on this proposal, the Company intends to deed back all 11 hotels in satisfaction of the entire debt balance and without making a cash payment to Mass Mutual. The Company hopes to complete this process in the first quarter, but no assurance can be given that either the partial release or the deed-in-lieu transaction will be consummated, or upon their timing or terms.

On February 23, 2010, the Company elected to terminate its $85.0 million senior secured credit facility. The decision to terminate the credit facility was made in view of the Company’s strong liquidity position and the restrictive terms of the existing credit facility. The credit facility, which had been secured by mortgages on five of the Company’s hotels, had no outstanding borrowings and backed $2.9 million in outstanding irrevocable letters of credit. The Company’s business plan does not contemplate the use of revolving credit during 2010. The termination of the credit facility will eliminate approximately $0.6 million in fees and associated costs per annum, and will further improve the Company’s financial flexibility by eliminating restrictive covenants and encumbrances. The Company expects to enter into a new, appropriately sized and structured credit facility in the future when its business plan contemplates the use of revolving credit.

Financial Covenants

The Company is subject to compliance with various covenants under its Series C preferred stock and its 4.6% Exchangeable Senior Notes due 2027 (the “Senior Notes”). As of December 31, 2009, the Company was in compliance with all covenants related to its Series C preferred stock and its Senior Notes.

Impairments and Other Charges

In conjunction with the Company’s annual year-end impairment evaluation, the Company recorded an impairment loss of $88.2 million in order to reduce the carrying values of six of the Mass Mutual portfolio hotels to their fair values as of December 31, 2009. The six hotels are currently held for non-sale disposition in advance of being deeded-back to Mass Mutual, along with two additional hotels, in satisfaction of their associated debt. The six hotels and their respective impairment charges were: Marriott Provo $11.2 million; Holiday Inn Downtown San Diego $7.2 million; Holiday Inn Express San Diego (Old Town) $1.4 million; Marriott Salt Lake City (University Park) $6.8 million; Hilton Huntington $41.1 million; and Renaissance Atlanta Concourse $20.5 million.

During the fourth quarter of 2009, the Company’s Doubletree Guest Suites Times Square joint venture recorded an impairment loss in order to reduce the carrying value of the hotel to its fair value. This impairment reduced the partners’ equity in the joint venture to a deficit. The Company has no guaranteed obligations to fund any losses of the partnership, therefore the Company’s impairment loss was limited to its remaining $26.0 million investment in the partnership. The impairment charge was taken against equity in net losses of unconsolidated joint ventures, effectively reducing the Company’s investment in the partnership to zero on its balance sheet as of December 31, 2009.

In December 2009, the Company determined that a $5.6 million note received from the buyer of 13 hotels the Company sold in 2006, along with the related interest accrued on the note may be uncollectible. As such, the Company recorded an allowance for bad debt of $5.6 million to reserve both the discounted note and the related interest receivable in full as of December 31, 2009.

Capital Improvements

During the fourth quarter of 2009, the Company invested $10.6 million in capital improvements to its portfolio. The Company’s 2009 capital improvement investments totaled $44.1 million.

Dividend Update

On February 18, 2010, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on April 15, 2010 to stockholders of record on March 31, 2010. No dividend was declared on the Company’s common stock.

The Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business. In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely. Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Earnings Call

The Company will host a conference call to discuss fourth quarter and year-end results on February 23, 2010, at 2:00 p.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-877-941-8631 (for domestic callers) or 1-480-629-9821 (for international callers) with passcode #4218080. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 38 hotels comprised of 13,199 rooms primarily in the upper upscale segment. Sunstone’s hotels are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton and Hyatt. Upon the completion of the appointment of a receiver for the Marriott Ontario Airport and the eight hotels remaining in the Mass Mutual portfolio, the Company will own 29 hotels comprised of 10,966 rooms. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 23, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. Reconciliations of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA are set forth on pages 9 and 10. A reconciliation and the components of adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin are set forth on page 11. We believe adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. Reconciliations of income available (loss attributable) to common stockholders to FFO and Adjusted FFO are set forth on pages 9 and 10.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, adjusted pro forma hotel EBITDA and pro forma hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Pro Forma Hotel EBITDA Margin Information

The revenue and expense items associated with the Company’s two commercial laundry facilities and the nine hotel properties held for non-sale disposition, any guaranty payments, and other miscellaneous non-hotel items have been shown below the adjusted pro forma hotel EBITDA line in presenting pro forma hotel EBITDA margins. Management believes the calculation of adjusted pro forma hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 29 hotel portfolio. See page 11 for a reconciliation of adjusted pro forma hotel EBITDA to the comparable GAAP measure.

The following tables include the Company’s 29 Hotel Portfolio, excluding W San Diego, Renaissance Westchester, Marriott Ontario Airport, and the Mass Mutual Eight Hotels (dollars in thousands, except ADR and RevPAR):

Operating Statistics:

	Occupancy %	ADR	RevPAR
Q1 2008	71.8%	$165.23	$118.64
Q2 2008	80.0%	$173.01	$138.41
Q3 2008	80.0%	$164.61	$131.69
Q4 2008	67.5%	$167.25	$112.89
FY 2008	74.5%	$167.58	$124.85
Q1 2009	65.6%	$154.32	$101.23
Q2 2009	70.7%	$148.96	$105.31
Q3 2009	74.9%	$140.53	$105.26
Q4 2009	66.4%	$146.55	$97.31
FY 2009	69.3%	$147.32	$102.09

Available Rooms:		Seasonality:
2008:		2008:
Q1	960,271	Q1	$169,686	22.8%
Q2	960,981	Q2	194,817	26.1%
Q3	966,396	Q3	182,023	24.4%
Q4	1,151,021	Q4	199,346	26.7%

FY 2008	4,038,669	FY 2008	$745,872	100.0%

2009:		2009:
Q1	955,020	Q1	$146,029	24.1%
Q2	960,932	Q2	150,623	24.9%
Q3	966,648	Q3	145,215	24.0%
Q4	1,114,432	Q4	163,543	27.0%

FY 2009	3,997,032	FY 2009	$605,410	100.0%

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$358,610	$176,102
Restricted cash	39,147	36,485
Accounts receivable, net	22,624	31,335
Due from affiliates	62	109
Inventories	2,446	2,490
Prepaid expenses	7,423	7,113
Investment in hotel properties of discontinued operations, net	—	225,165
Other current assets of discontinued operations, net	—	7,524
Investment in hotel properties of operations held for non-sale disposition, net	118,814	—
Other current assets of operations held for non-sale disposition, net	8,235	5,459

Total current assets	557,361	491,782

Investment in hotel properties, net	1,923,392	2,004,914
Investment in hotel properties of operations held for non-sale disposition, net	—	222,732
Other real estate, net	14,044	14,640
Investments in unconsolidated joint ventures	542	28,770
Deferred financing costs, net	7,300	9,913
Goodwill	4,673	8,621
Other assets, net	6,218	17,991
Other assets of operations held for non-sale disposition, net	—	6,248

Total assets	$2,513,530	$2,805,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,425	$15,519
Accrued payroll and employee benefits	9,092	8,096
Due to Interstate SHP	9,817	13,785
Dividends payable	5,137	12,499
Other current liabilities	21,910	27,498
Current portion of notes payable	153,778	11,840
Current portion of notes payable of operations held for non-sale disposition	209,620	550
Other current liabilities of discontinued operations, net	40,451	100,052
Other current liabilities of operations held for non-sale disposition	7,362	5,766

Total current liabilities	469,592	195,605

Notes payable, less current portion	1,050,019	1,377,943
Notes payable, less current portion of operations held for non-sale disposition	—	211,167
Other liabilities	7,256	6,334
Other liabilities of operations held for non-sale disposition	—	54

Total liabilities	1,526,867	1,791,103

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at December 31, 2009 and 2008, liquidation preference of $24.375 per share	99,896	99,696

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at December 31, 2009 and 2008, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 96,904,075 shares issued and outstanding at December 31, 2009 and 47,864,654 shares issued and outstanding at December 31, 2008	969	479
Additional paid in capital	1,119,005	829,274
Retained earnings (deficit)	(8,949)	260,659
Cumulative dividends	(397,527)	(347,922)
Accumulated other comprehensive loss	(2,981)	(3,928)

Total stockholders’ equity	886,767	914,812

Total liabilities and stockholders’ equity	$2,513,530	$2,805,611

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues
Room	$108,502	$129,892	$408,150	$504,104
Food and beverage	46,037	58,251	161,963	201,952
Other operating	15,476	18,582	53,744	59,140
Revenues of operations held for non-sale disposition	22,611	28,331	93,966	116,298

Total revenues	192,626	235,056	717,823	881,494

Operating expenses
Room	26,635	29,633	98,382	110,444
Food and beverage	32,994	40,788	118,629	145,576
Other operating	6,981	7,706	26,916	29,823
Advertising and promotion	9,775	10,654	35,693	39,219
Repairs and maintenance	7,657	8,537	27,360	29,579
Utilities	6,471	7,550	24,895	28,731
Franchise costs	5,574	6,260	20,656	24,658
Property tax, ground lease and insurance	12,433	11,467	43,352	44,993
Property general and administrative	19,695	23,565	72,823	86,797
Corporate overhead	10,418	4,527	25,242	21,511
Depreciation and amortization	22,976	23,333	93,795	93,759
Operating expenses of operations held for non-sale disposition	21,085	24,934	87,007	96,548
Property and goodwill impairment losses	—	57	30,852	57
Property and goodwill impairment losses of operations held for non-sale disposition	88,279	—	100,143	—

Total operating expenses	270,973	199,011	805,745	751,695

Operating income (loss)	(78,347)	36,045	(87,922)	129,799
Equity in net earnings (losses) of unconsolidated joint ventures	(25,185)	100	(27,801)	(1,445)
Interest and other income	286	695	1,388	3,639
Interest and other income of operations held for non-sale disposition	—	15	9	69
Interest expense	(18,833)	(20,750)	(76,539)	(83,176)
Interest expense of operations held for non-sale disposition	(5,297)	(3,253)	(15,036)	(13,016)
Gain (loss) on extinguishment of debt	(53)	—	54,506	—

Income (loss) from continuing operations	(127,429)	12,852	(151,395)	35,870
Income (loss) from discontinued operations	(536)	(20,081)	(118,213)	35,368

Net income (loss)	(127,965)	(7,229)	(269,608)	71,238
Dividends paid on unvested restricted stock compensation	—	(73)	(447)	(814)
Preferred stock dividends and accretion	(5,187)	(5,187)	(20,749)	(20,884)

Income available (loss attributable) to common stockholders	$(133,152)	$(12,489)	$(290,804)	$49,540

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(1.44)	$0.16	$(2.47)	$0.26
Income (loss) from discontinued operations	(0.01)	(0.42)	(1.70)	0.66

Basic income available (loss attributable) to common stockholders per common share	$(1.45)	$(0.26)	$(4.17)	$0.92

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(1.44)	$0.16	$(2.47)	$0.26
Income (loss) from discontinued operations	(0.01)	(0.42)	(1.70)	0.66

Diluted income available (loss attributable) to common stockholders per common share	$(1.45)	$(0.26)	$(4.17)	$0.92

Weighted average common shares outstanding:
Basic	91,892	47,853	69,820	53,633

Diluted	91,892	47,853	69,820	53,662

Dividends declared per common share	$—	$0.75	$—	$1.80

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Income available (loss attributable) to common stockholders	$(133,152)	$(12,489)	$(290,804)	$49,540
Dividends paid on unvested restricted stock compensation	—	73	447	814
Series A and C preferred stock dividends	5,187	5,187	20,749	20,884
Operations held for investment:
Depreciation and amortization	22,976	23,333	93,795	93,759
Interest expense	17,311	19,576	71,940	78,538
Interest expense - default rate	472	—	472	—
Amortization of deferred financing fees	606	284	1,823	1,133
Write-off of deferred financing fees	—	—	284	—
Loan penalties and fees	207	—	207	—
Non-cash interest related to discount on Senior Notes	237	890	1,813	3,505
Unconsolidated joint ventures:
Depreciation and amortization	1,271	1,192	5,131	5,000
Interest expense	628	1,197	2,614	5,168
Amortization of deferred financing fees	55	494	192	1,547
Amortization of deferred stock compensation	19	(30)	47	47
Operations held for non-sale disposition:
Depreciation and amortization	2,161	2,955	11,157	11,561
Interest expense	3,117	3,118	12,428	12,474
Interest expense - default rate	1,407	—	1,407	—
Amortization of deferred financing fees	135	135	541	542
Loan penalties and fees	638	—	660	—
Discontinued operations:
Depreciation and amortization	420	2,935	6,108	14,094
Interest expense	374	1,399	4,513	5,575
Amortization of deferred financing fees	4	7	25	27
Loan penalties and fees	53	—	3,124	—

EBITDA	(75,874)	50,256	(51,327)	304,208

Amortization of deferred stock compensation	769	720	4,055	3,975
(Gain) loss on sale of assets	(21)	16,095	12,677	(26,013)
(Gain) loss on extinguishment of debt	53	—	(54,506)	—

Impairment loss - operations held for investment	—	57	30,852	57
Impairment loss - unconsolidated joint ventures	26,007	—	26,007	—
Impairment loss - operations held for non-sale disposition	88,279	—	100,143	—
Impairment loss - discontinued operations	—	2,847	95,150	2,847
Bad debt expense on corporate note receivable	5,557	—	5,557	—

	120,644	19,719	219,935	(19,134)

Adjusted EBITDA	$44,770	$69,975	$168,608	$285,074

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$(133,152)	$(12,489)	$(290,804)	$49,540
Dividends paid on unvested restricted stock compensation	—	73	447	814
Series C preferred stock dividends	—	1,662	—	6,784
Real estate depreciation and amortization - operations held for investment	22,890	23,163	93,248	92,953
Real estate depreciation and amortization - unconsolidated joint ventures	1,254	1,165	5,060	4,949
Real estate depreciation and amortization - operations held for non-sale disposition	2,161	2,955	11,157	11,561
Real estate depreciation and amortization - discontinued operations	420	2,935	6,108	14,094
(Gain) loss on sale of assets	(21)	16,095	12,677	(26,013)

FFO available to common stockholders	(106,448)	35,559	(162,107)	154,682

Operations held for investment:
Interest expense - default rate	472	—	472	—
Write-off of deferred financing fees	—	—	284	—
Loan penalties and fees	207	—	207	—
Operations held for non-sale disposition:
Interest expense - default rate	1,407	—	1,407	—
Loan penalties and fees	638	—	660	—
Discontinued operations:
Loan penalties and fees	53	—	3,124	—
(Gain) loss on extinguishment of debt	53	—	(54,506)	—
Impairment loss - operations held for investment	—	57	30,852	57
Impairment loss - unconsolidated joint ventures	26,007	—	26,007	—
Impairment loss - operations held for non-sale disposition	88,279	—	100,143	—
Impairment loss - discontinued operations	—	2,847	95,150	2,847
Bad debt expense on corporate note receivable	5,557	—	5,557	—

	122,673	2,904	209,357	2,904

Adjusted FFO available to common stockholders	$16,225	$38,463	$47,250	$157,586

FFO available to common stockholders per diluted share	$(1.15)	$0.68	$(2.32)	$2.68

Adjusted FFO available to common stockholders per diluted share	$0.18	$0.74	$0.68	$2.73

Basic weighted average shares outstanding	91,892	47,853	69,820	53,633
Shares associated with unvested restricted stock awards	343	—	—	29

Diluted weighted average shares outstanding before adjustments for Series C	92,235	47,853	69,820	53,662
Shares associated with Series C preferred stock	—	4,103	—	4,103

Diluted weighted average shares outstanding (1)	92,235	51,956	69,820	57,765

2008 restated due to stock dividend (2):
FFO available to common stockholders per diluted share		$0.62		$2.45

Adjusted FFO available to common stockholders per diluted share		$0.67		$2.50

Diluted weighted average shares outstanding		57,400		63,016

(1)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on an “as-converted” basis if such treatment is dilutive.
(2)	Diluted weighted average common shares and per share FFO and Adjusted FFO for the three months and year ended December 31, 2008 have been retroactively adjusted for the effect of shares of common stock issued pursuant to the stock dividend paid in January 2009 on an “as-converted” basis for the Series C convertible preferred stock.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2009
		Held for	Non-Sale	Discontinued Operations
	Actual (1)	Investment (2)	Disposition (3)	Receivership (4)	Disposals (5)	Pro Forma (6)
Loss attributable to common stockholders	$(290,804)	$4,504	$108,211	$99,698	$18,515	$(59,876)
Dividends paid on unvested restricted stock compensation	447	—	—	—	—	447
Series A and C preferred stock dividends	20,749	—	—	—	—	20,749
Operations held for investment:
Depreciation and amortization	93,795	—	—	—	—	93,795
Interest expense	71,940	(3,707)	—	—	—	68,233
Interest expense - default rate	472	(472)	—	—	—	—
Amortization of deferred financing fees	1,823	(118)	—	—	—	1,705
Write-off of deferred financing fees	284	—	—	—	—	284
Loan penalties and fees	207	(207)	—	—	—	—
Non-cash interest related to discount on Senior Notes	1,813	—	—	—	—	1,813
Unconsolidated joint ventures:
Depreciation and amortization	5,131	—	—	—	—	5,131
Interest expense	2,614	—	—	—	—	2,614
Amortization of deferred financing fees	192	—	—	—	—	192
Amortization of deferred stock compensation	47	—	—	—	—	47
Operations held for non-sale disposition:
Depreciation and amortization	11,157	—	(11,157)	—	—	—
Interest expense	12,428	—	(12,428)	—	—	—
Interest expense - default rate	1,407	—	(1,407)	—	—	—
Amortization of deferred financing fees	541	—	(541)	—	—	—
Loan penalties and fees	660	—	(660)	—	—	—
Discontinued operations:
Depreciation and amortization	6,108	—	—	(4,144)	(1,964)	—
Interest expense	4,513	—	—	(4,513)	—	—
Amortization of deferred financing fees	25	—	—	(25)	—	—
Loan penalties and fees	3,124	—	—	(3,124)	—	—

EBITDA	(51,327)	—	82,018	87,892	16,551	135,134

Amortization of deferred stock compensation	4,055	—	—	—	—	4,055
(Gain) loss on sale of assets	12,677	—	—	—	(13,052)	(375)
Gain on extinguishment of debt	(54,506)	—	—	—	—	(54,506)
Impairment loss - operations held for investment	30,852	—	—	—	—	30,852
Impairment loss - unconsolidated joint ventures	26,007	—	—	—	—	26,007
Impairment loss - operations held for non-sale disposition	100,143	—	(100,143)	—	—	—
Impairment loss - discontinued operations	95,150	—	—	(90,232)	(4,918)	—
Bad debt expense on corporate note receivable	5,557	—	—	—	—	5,557

	219,935	—	(100,143)	(90,232)	(17,970)	11,590

Adjusted EBITDA	$168,608	$—	$(18,125)	$(2,340)	$(1,419)	$146,724

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to FFO and Adjusted FFO

Loss attributable to common stockholders	$(290,804)	$4,504	$108,211	$99,698	$18,515	$(59,876)
Dividends paid on unvested restricted stock compensation	447	—	—	—	—	447
Real estate depreciation and amortization - operations held for investment	93,248	—	—	—	—	93,248
Real estate depreciation and amortization - unconsolidated joint ventures	5,060	—	—	—	—	5,060
Real estate depreciation and amortization - operations held for non-sale disposition	11,157	—	(11,157)	—	—	—
Real estate depreciation and amortization - discontinued operations	6,108	—	—	(4,144)	(1,964)	—
(Gain) loss on sale of assets	12,677	—	—	—	(13,052)	(375)

FFO available to common stockholders	(162,107)	4,504	97,054	95,554	3,499	38,504

Operations held for investment:
Interest expense - default rate	472	(472)	—	—	—	—
Write-off of deferred financing fees	284	—	—	—	—	284
Loan penalties and fees	207	(207)	—	—	—	—
Operations held for non-sale disposition:
Interest expense - default rate	1,407	—	(1,407)	—	—
Loan penalties and fees	660	—	(660)	—	—	—
Discontinued operations:
Loan penalties and fees	3,124	—	—	(3,124)	—	—
Gain on extinguishment of debt	(54,506)	—	—	—	—	(54,506)
Impairment loss - operations held for investment	30,852	—	—	—	—	30,852
Impairment loss - unconsolidated joint ventures	26,007	—	—	—	—	26,007
Impairment loss - operations held for non-sale disposition	100,143	—	(100,143)	—	—	—
Impairment loss - discontinued operations	95,150	—	—	(90,232)	(4,918)	—
Bad debt expense on corporate note receivable	5,557	—	—	—	—	5,557

	209,357	(679)	(102,210)	(93,356)	(4,918)	8,194

Adjusted FFO available to common stockholders	$47,250	$3,825	$(5,156)	$2,198	$(1,419)	$46,698

FFO available to common stockholders per diluted share	$(2.32)	$0.06	$1.39	$1.37	$0.05	$0.55

Adjusted FFO available to common stockholders per diluted share	$0.68	$0.05	$(0.07)	$0.03	$(0.02)	$0.67

Diluted weighted average shares outstanding (7)	69,820	69,820	69,820	69,820	69,820	69,820

(1)	Actual includes the 43 hotels held for investment, held for non-sale disposition, held in receivership or disposed by the Company during 2009.
(2)	Held for Investment includes the debt service on the three Mass Mutual hotels that are expected to be released from the secured mortgage in 2010.
(3)	Non-sale disposition includes Marriott Ontario Airport and the eight Mass Mutual hotels that are in the process of being transferred to a receiver.
(4)	Receivership includes the W San Diego and Renaissance Westchester hotels that have been transferred to a receiver.
(5)	Disposals include the Marriott Napa Valley, Marriott Riverside and Hyatt Suites Atlanta Northwest hotels that were sold in 2009.
(6)	Pro forma includes the 29 hotels held for investment by the Company at December 31, 2009.
(7)	Diluted weighted average shares outstanding excludes the Series C convertible preferred stock on an “as-converted” basis since such treatment is anti-dilutive.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended December 31,		Year Ended December 31,
	2009 (1)	2008 (1)	2009 (1)	2008 (1)
Number of Hotels	29	29	29	29
Number of Rooms	10,966	10,966	10,966	10,966

Hotel Pro Forma EBITDA Margin (2)	23.8%	28.4%	24.8%	29.5%

Hotel Revenues
Room revenue	$108,502	$129,892	$408,150	$504,104
Food and beverage revenue	46,037	58,251	161,963	201,952
Other operating revenue	9,027	11,227	35,427	40,004

Total Hotel Revenues	163,566	199,370	605,540	746,060

Hotel Expenses
Room expense	26,872	29,850	99,365	111,410
Food and beverage expense	33,009	40,800	118,680	145,625
Other hotel expense	45,549	49,075	166,201	184,231
General and administrative expense	19,248	23,021	71,040	84,959

Total Hotel Expenses	124,678	142,746	455,286	526,225

Adjusted Pro Forma Hotel EBITDA	38,888	56,624	150,254	219,835

Marriott Ontario Airport and Mass Mutual Eight Hotels:
Revenues of operations held for non-sale disposition	22,611	28,331	93,966	116,298
Operating expenses of operations held for non-sale disposition	(21,085)	(24,934)	(87,007)	(96,548)
Property and goodwill impairment losses of operations held for non-sale disposition	(88,279)	—	(100,143)	—
Hotel performance guaranty	2,507	3,493	2,507	3,493
Non-hotel operating income	405	448	2,390	2,048
Corporate overhead	(10,418)	(4,527)	(25,242)	(21,511)
Depreciation and amortization	(22,976)	(23,333)	(93,795)	(93,759)
Property and goodwill impairment losses	—	(57)	(30,852)	(57)

Operating Income (Loss)	(78,347)	36,045	(87,922)	129,799

Equity in net earnings (losses) of unconsolidated joint ventures	(25,185)	100	(27,801)	(1,445)
Interest and other income	286	695	1,388	3,639
Interest and other income of operations held for non-sale disposition	—	15	9	69
Interest expense	(18,833)	(20,750)	(76,539)	(83,176)
Interest expense of operations held for non-sale disposition	(5,297)	(3,253)	(15,036)	(13,016)
Gain (loss) on extinguishment of debt	(53)	—	54,506	—
Income (loss) from discontinued operations	(536)	(20,081)	(118,213)	35,368

Net Income (Loss)	$(127,965)	$(7,229)	$(269,608)	$71,238

(1)	Represents our ownership results for the 29 hotels we owned as of the end of the period, excluding the Marriott Ontario Airport and eight of the 11 hotels included in the Mass Mutual portfolio, which have been reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego and the Renaissance Westchester, which have been reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Hotel Pro Forma EBITDA Margin is calculated as Adjusted Pro Forma Hotel EBITDA divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Operating Statistics by Region

(Unaudited)

			Three Months Ended December 31, 2009			Three Months Ended December 31, 2008			Percent Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1)	9	2,983	68.8%	$116.13	$79.90	70.5%	$136.16	$95.99	-16.8%
Other West (2)	5	1,575	61.7%	110.13	67.95	70.8%	122.85	86.98	-21.9%
Midwest (3)	7	2,177	64.1%	123.52	79.18	60.9%	148.29	90.31	-12.3%
East (4)	8	4,231	67.5%	186.55	125.92	67.4%	208.60	140.60	-10.4%

Total	29	10,966	66.4%	$146.55	$97.31	67.5%	$167.25	$112.89	-13.8%

			Year Ended December 31, 2009			Year Ended December 31, 2008			Percent Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1)	9	2,983	72.5%	$125.45	$90.95	78.6%	$148.12	$116.42	-21.9%
Other West (2)	5	1,575	66.7%	115.58	77.09	78.2%	123.34	96.45	-20.1%
Midwest (3)	7	2,177	64.7%	126.54	81.87	67.0%	146.80	98.36	-16.8%
East (4)	8	4,231	70.5%	184.25	129.90	74.1%	208.85	154.76	-16.1%

Total	29	10,966	69.3%	$147.32	$102.09	74.5%	$167.58	$124.85	-18.2%

(1)	Does not include the Marriott Ontario Airport and four hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Includes Oregon, Texas and Utah. Does not include two hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.
(3)	Includes Illinois, Michigan and Minnesota.
(4)	Includes Florida, Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia. Does not include two hotels in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the Renaissance Westchester, reclassified as discontinued operations on our balance sheets and statements of operations.

Sunstone Hotel Investors, Inc.

Operating Statistics by Brand

(Unaudited)

			Three Months Ended December 31, 2009			Three Months Ended December 31, 2008			Percent Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott (1)	17	6,587	65.5%	$147.81	$96.82	67.2%	$166.83	$112.11	-13.6%
Hilton (2)	6	2,133	70.8%	183.07	129.61	72.2%	209.49	151.25	-14.3%
Hyatt	1	403	77.9%	101.44	79.02	69.2%	127.81	88.44	-10.7%
Other Brand Affiliations (3)	2	647	69.3%	113.20	78.45	70.0%	140.04	98.03	-20.0%
Independent	3	1,196	59.5%	101.01	60.10	59.1%	111.49	65.89	-8.8%

Total	29	10,966	66.4%	$146.55	$97.31	67.5%	$167.25	$112.89	-13.8%

			Year Ended December 31, 2009			Year Ended December 31, 2008			Percent Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott (1)	17	6,587	68.9%	$151.87	$104.64	74.2%	$168.41	$124.96	-16.3%
Hilton (2)	6	2,133	71.9%	170.50	122.59	78.2%	205.17	160.44	-23.6%
Hyatt	1	403	75.4%	119.36	90.00	78.3%	148.38	116.18	-22.5%
Other Brand Affiliations (3)	2	647	72.3%	121.61	87.92	78.3%	147.44	115.45	-23.8%
Independent	3	1,196	63.4%	100.38	63.64	66.3%	103.94	68.91	-7.6%

Total	29	10,966	69.3%	$147.32	$102.09	74.5%	$167.58	$124.85	-18.2%

(1)	Does not include the Marriott Ontario Airport and five hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the Renaissance Westchester, reclassified as discontinued operations on our balance sheets and statements of operations.
(2)	Does not include one hotel included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations.
(3)	Includes a Fairmont and a Sheraton. Does not include two hotels included in the Mass Mutual portfolio, reclassified as “Operations Held for Non-Sale Disposition” on our balance sheets and statements of operations, and the W San Diego, reclassified as discontinued operations on our balance sheets and statements of operations.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

		Interest Rate /		Maturity	December 31, 2009
Debt	Collateral	Spread		Date	Balance(1)
Fixed Rate Debt
Secured Mortgage Debt	Hilton Times Square	5.92%		12/1/2010	$81,000
Secured Mortgage Debt	Renaissance Long Beach	4.98%		7/1/2012	34,003
Secured Mortgage Debt	Rochester laundry facility	9.88%		6/1/2013	3,331
Secured Mortgage Debt	Doubletree Minneapolis	5.34%		5/1/2015	18,029
Secured Mortgage Debt	Hilton Del Mar	5.34%		5/1/2015	26,147
Secured Mortgage Debt	Marriott Houston	5.34%		5/1/2015	24,001
Secured Mortgage Debt	Marriott Park City	5.34%		5/1/2015	15,646
Secured Mortgage Debt	Marriott Philadelphia	5.34%		5/1/2015	28,350
Secured Mortgage Debt	Marriott Troy	5.34%		5/1/2015	36,704
Secured Mortgage Debt	Marriott Tysons Corner	5.34%		5/1/2015	46,835
Secured Mortgage Debt	The Kahler Grand	5.34%		5/1/2015	28,872
Secured Mortgage Debt	Valley River Inn	5.34%		5/1/2015	12,048
Secured Mortgage Debt	Renaissance Harborplace	5.13%		1/1/2016	105,241
Secured Mortgage Debt	Marriott Del Mar	5.69%		1/11/2016	48,000
Secured Mortgage Debt	Hilton Houston North	5.66%		3/11/2016	33,696
Secured Mortgage Debt	Renaissance Orlando at SeaWorld®	5.52%		7/1/2016	85,700
Secured Mortgage Debt	Embassy Suites Chicago	5.58%		3/1/2017	75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%		4/11/2017	176,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%		6/1/2019	70,000
Secured Mortgage Debt	Renaissance Washington D.C.	5.95%		5/1/2021	134,036
Exchangeable Senior Notes	Guaranty	4.60%		7/15/2027	62,500

Total Fixed Rate Debt					1,145,139

Credit Facility	5 Hotels	L+3.75	% - 5.25%	7/17/2011	—

TOTAL DEBT					$1,145,139

Preferred Stock
Series A cumulative redeemable preferred		8.00%		perpetual	$176,250

Series C cumulative convertible redeemable preferred		6.45%		perpetual	$100,000

Debt Statistics
% Fixed Rate Debt					100.0%
% Floating Rate Debt					0.0%
Average Interest Rate					5.56%
Weighted Average Maturity of Debt (2)					7.2 years

(1)	Excludes debt in the Company’s secured debt restructuring program.
(2)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first put date, the weighted average maturity would be approximately 6 years.